Exhibit 5.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121

May 25, 2011

GenMark Diagnostics, Inc.

5964 La Place Court

Carlsbad, CA 92008

Re: Registration Statement on Form S-1 (File No. 333-172254)

Ladies and Gentlemen:

We are acting as counsel for GenMark Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed on May 25, 2011 (as amended and supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the offering for sale of an aggregate of up to[            ] shares of the Company’s common stock, $0.0001 par value (“Common Stock”) and [            ] additional shares of Common Stock that are subject to an overallotment option granted to the underwriters in the offering ( collectively, the “Shares”).

In connection with this opinion, we have reviewed and relied upon the Registration Statement and Prospectus, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

On the basis of the foregoing, we are of the opinion, that the Shares to have been duly authorized and, when the Shares are issued and sold in the manner and under the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is given to you solely for use in connection with the issuance and/or sale of the Shares in accordance with the Registration Statement and the related Prospectus and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)